Exhibit 10.1

FIRST AMENDMENT TO THE 2012 CONVERGYS CORPORATION SENIOR EXECUTIVE SEVERANCE PAY PLAN
This First Amendment (this “Amendment”) to the 2012 Convergys Corporation Senior Executive Severance Pay Plan, dated February 14, 2018 (the “Plan”) is adopted as of June 28, 2018 by the Board of Directors of Convergys Corporation.
1. Notwithstanding anything to the contrary herein, references in the Plan to (a) “Annual Incentive Plan” or “AIP” shall mean the Annual Incentive Plan of the Company (including the 2018 Annual Incentive Plan adopted by resolution of the Compensation and Benefits Committee of the Board) or any successor or replacement annual incentive program maintained by the Company or any of its affiliates from time to time, in each case, in which an Eligible Employee participates, and (b) “target AIP” shall refer to the Eligible Employee’s target AIP award for the year during which the Termination Date occurs.
2. Except as expressly amended by this Amendment, the terms and conditions of the Plan shall remain in full force and effect.